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EXHIBIT 3.27

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

SOUTHERN CLAY PRODUCTS, INC.

        Pursuant to the provisions of Art. 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

ARTICLE ONE

        The name of the corporation is Southern Clay Products, Inc.

ARTICLE TWO

        The following amendment to the Articles of Incorporation was adopted by the Shareholders of the corporation on April 5th, 1962. After having been duly proposed by the Board of Directors and after all shareholders of record entitled to vote thereon were given notice of such proposals within the time and in the manner provided by the Texas Business Corporation Act, the following Amendments to the Articles of Incorporation of said corporation were adopted by the votes hereinafter stated:

        Article Two was amended to read as follows:

        The purposes for which it is to be formed are to do any and all of the things hereafter set forth to the same extent as natural persons might or could do in any part of the world, namely:

        To prospect for, lease, mine, manufacture, process, transport, purchase and sell earthen and clay products and other nonmetallic minerals and metallic minerals or substances and to purchase and sell all types of goods, wares and merchandise.

        To manufacture, produce, purchase, or otherwise acquire, sell or otherwise dispose of devices and equipment made of wood, metal, plastics or other material or any combination thereof, and to erect, own, use and operate any plant, machinery and equipment necessary or incidental to the manufacture, storage, shipment and sale thereof.

        To apply for, purchase or in any manner to acquire; to hold, own, use and operate; to sell or in any manner dispose of; to grant, or license other rights in respect of, and in any manner deal with, any and all rights, interests, inventions, improvements and processes used in connection with or secured under letters patent or copyrights of the United States or other countries or otherwise, and to work, operate or develop the same.

        To subscribe for, purchase, invest in, hold, own, assign, pledge and otherwise, deal in and dispose of shares of capital stock, bonds, mortgages, debentures, notes and other securities, obligations, contracts and evidences of indebtedness of foreign or domestic corporations; provided the powers and authority herein conferred shall in no way affect any provision of the antitrust laws of this State.

        To take and promote stock in manufacturing companies and corporations.

        To purchase, lease or otherwise acquire, and to hold, own, sell or dispose of real and personal property of all kinds and in particular lands, buildings, business concerns and undertakings, shares of stock, mortgages, bonds, debentures and other securities, merchandise, book debts and claims, trade marks, trade names, and any interest in real or personal property, subject to Part Four, TMCLA.

        To acquire, and take over as a going concern and thereafter to carry on the business of any person, firm or corporation engaged in any business which this corporation is authorized to carry on, and in connection therewith to acquire the good will and all or any of the assets, and to assume or otherwise provide for all or any of the liabilities of any such business.

        To do all and everything necessary, suitable or proper for the accomplishment of any of the purposes the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in connection with other corporations, firms or individuals and either as principals, or agents, and to do every other act or acts, thing or things, incidental or appurtenant to or growing out of or connected with the aforesaid objects, purposes or powers or any of them.

        The foregoing enumeration of specific powers shall not be deemed to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Texas upon corporations organized under the provisions of the Texas Business Corporation Act.

        Article Four was amended to read as follows:

        The period of its duration in perpetual.

        Article Five was amended to read as follows:

        The number of directors is Five (5).

        Article Six was amended to read as follows:

        The aggregate number of shares which the corporation shall have authority to issue is Eleven Thousand (11,000), each without par value. The stated capital of the corporation is Five Hundred Fifty Thousand Dollars ($550,000.00).

ARTICLE THREE

        The number of shares of the corporation outstanding at the time of such adoption was twenty and the number of shares entitled to vote thereon was twenty.

ARTICLE FOUR

        The number of shares voted for such amendment was twenty; and the number of shares voted against such amendment was none.

ARTICLE FIVE

        The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

        The stated capital of said corporation is changed from Two Thousand Dollars ($2,000,00) to Five Hundred Fifty Thousand Dollars ($550.000.00).

        The shares outstanding will be exchanged on a ratio of 2 to 1.

Dated April 25, 1962
SOUTHERN CLAY PRODUCTS, INC.
	By	/s/ HENRY CHRISTIAN
	Its	President

ATTEST:
/s/ NELLE CHRISTIAN Its Secretary

THE STATE OF TEXAS,	:
COUNTY OF GONZALES	:

        I, Q.M. Griffin, Jr., a Notary Public, do hereby certify that on this 25th day of April, 1962, personally appeared before me Henry Christian, who declared he is the President of the corporation executing the foregoing document, and being first duly sworn, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

        IN WITNESS WHEREOF, I have hereunto set my hand and seal of the day and year before written.

/s/ Q.M. GRIFFIN JR. Notary Public in and for Gonzales County, Texas

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

SOUTHERN CLAY PRODUCTS, INC.

        Pursuant to the provisions of Art. 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation which deletes from the purposes of the corporation the following: To subscribe for, purchase, invest in, hold, own, assign, pledge and otherwise, deal in and dispose of shares of capital stock, bonds, mortgages, debentures, notes and other securities, obligations, contracts and evidences of indebtedness of foreign or domestic corporations; provided the powers and authority herein conferred shall in no way affect any provision of the anti-trust laws of this State.

ARTICLE SIX

        The name of the corporation is Southern Clay Products, Inc.

ARTICLE SEVEN

        The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on December 5th, 1964: Article Two of the Articles of Incorporation as heretofore amended is hereby amended so as to read as follows:

        "ARTICLE TWO. The purposes for which it is to be formed are to do any and all of the things hereafter set forth to the same extent as natural persons might or could do in any part of the world, namely:

        To prospect for, lease, mine, manufacture, process, transport, purchase and sell earthen and clay products and other nonmetallic minerals and metallic minerals or substances and to purchase and sell all types of goods, wares and merchandise.

        To manufacture, produce, purchase, or otherwise acquire, sell or otherwise dispose of devices and equipment made of wood, metal, plastics or other material or any combination thereof, and to erect, own, use and operate any plant, machinery and equipment necessary or incidental to the manufacture, storage, shipment and sale thereof.

        To apply for, purchase or in any manner to acquire; to hold, own, use and operate; to sell or in any manner dispose of; to grant, or license other rights in respect of, and in any manner deal with, any and all rights, interests, inventions, improvements and processes used in connection with or secured under letters patent or copyrights of the United States or other countries or otherwise, and to work, operate or develop the same.

        To take and promote stock in manufacturing companies and corporations.

        To purchase, lease or otherwise acquire, and to hold, own, sell or dispose of real and personal property of all kinds and in particular lands, buildings, business concerns and undertakings, shares of stock, mortgages, bonds, debentures and other securities, merchandise, book debts and claims, trade marks, trade names, and any interest in real or personal property, provided that ownership of land shall be in accordance with, and shall not conflict with, Part Four, Article 1302, Texas Revised Civil Statutes.

        To acquire, and take over as a going concern and thereafter to carry on the business of say person, firm or corporation engaged in any business which this corporation is authorized to carry on, and in connection therewith to acquire the good will and all or any of the assets, and to assume or otherwise provide for all or any of the liabilities of any such business.

        To do all and everything necessary, suitable or proper for the accomplishment of any of the purposes the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in connection with other corporations, firms, or individuals and either as principals, or agents, and to do every other act or acts, thing or things, incidental or appurtenant to or growing out of or connected with the aforesaid objects, purposes or powers or any of them.

        The foregoing enumeration of specific powers shall not be deemed to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the Laws of the State of Texas upon corporations organized under the provisions of the Texas Business Corporation Act."

ARTICLE EIGHT

        The number of shares of the Corporation outstanding at the time of such adoption was 11,000; and the number of shares entitled to vote thereon was 11,000.

ARTICLE NINE

        The holders of all of the shares outstanding and entitled to vote on said amendment have signed a consent in writing adopting said amendment.

ARTICLE TEN

        The manner in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be affected is as follows: NONE.

ARTICLE ELEVEN

        The manner in which such amendment affects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: NONE.

Dated December 5th, 1964
SOUTHERN CLAY PRODUCTS, INC.
	By	/s/ HENRY CHRISTIAN President
ATTEST:
/s/ NELLE CHRISTIAN Its Secretary

THE STATE OF TEXAS,	:
COUNTY OF GONZALES	:

        I, Q.M. Griffin, Jr., a Notary Public, do hereby certify that on this 5th day of December, 1964, personally appeared before me Henry Christian, who declared he is the President of the corporation executing the foregoing document, and being first duly sworn, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

        IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

Q.M. Griffin, Sr. (Q.M. Griffin, Sr.) Notary Public in and for Gonzales County, Texas

THE STATE OF TEXAS,	:
COUNTY OF GONZALES	:

        We, the undersigned, being the holders of all of the shares of outstanding stock of the aforesaid corporation, do hereby consent to the above and foregoing Articles of Amendment and do hereby adopt said amendments..

Henry Christian	4051 shares	/s/ HENRY CHRISTIAN
Nelle Christian	187 shares	/s/ NELLE CHRISTIAN
Henry David Christian	631 shares	/s/ HENRY DAVID CHRISTIAN
James William Christian	631 shares	/s/ JAMES WILLIAM CHRISTIAN
Georgia Kaolin Company	5,500 shares	GEORGIA KAOLIN COMPANY
By
Dr. Haydn H. Murray Executive Vice President
THE STATE OF TEXAS,	:
COUNTY OF GONZALES	:

        Before me, the undersigned authority, on this day personally appeared Henry Christian, Nell Christian, Henry David Christian, James William Christian, Dr. Haydn H. Murray, known to me to be the persons whose names are subscribed to the foregoing instrument and acknowledged to me that they each executed the same for the purposes and consideration therein expressed, and in the capacity therein stated.

        Given under my hand and seal of office, this 5th day of December, A.D. 1964.

Q.M. Griffin, Sr. (Q.M. Griffin, Sr.) Notary Public in and for Gonzales County, Texas

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  EXHIBIT 3.27
ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF SOUTHERN CLAY PRODUCTS, INC.
ARTICLE ONE
ARTICLE TWO
ARTICLE THREE
ARTICLE FOUR
ARTICLE FIVE
ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF SOUTHERN CLAY PRODUCTS, INC.
ARTICLE SIX
ARTICLE SEVEN
ARTICLE EIGHT
ARTICLE NINE
ARTICLE TEN
ARTICLE ELEVEN